Exhibit (a)(1)(G)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Use Internal Revenue Service Form W-9 (available online at www.irs.gov) or the Substitute Form W-9 included in this Letter of Transmittal to (1) provide your correct taxpayer identification number to the payer, (2) certify that the taxpayer information number you are giving is correct (or you are waiting for a number to be issued), (3) certify that you are not subject to backup withholding, or (4) claim exemption from backup withholding.

The Depositary will provide the Internal Revenue Service Form W-9 instructions upon request. These guidelines are intended to help payees complete the Substitute Form W-9 included in this Letter of Transmittal.

GUIDELINES FOR DETERMINING WHETHER YOU ARE A U.S. PERSON—For U.S. federal tax purposes, you are considered a U.S. person if you are: (a) an individual who is a U.S. citizen or U.S. resident alien, (b) a partnership, corporation, company, or association created or organized in the U.S. or under the laws of the U.S., (c) an estate (other than a foreign estate), or (d) a domestic trust (as defined in Treasury Regulations section 301.7701-7).

Resident aliens may be subject to special rules. Such shareholders should consult a tax advisor to determine their taxpayer identification number and the applicability of certain treaty benefits to them.

If you are not a U.S. person, do not complete Internal Revenue Service Form W-9 or the Substitute Form W-9. Instead, use the appropriate Internal Revenue Service Form W-8 (a copy of which may be obtained from the Depositary or online at www.irs.gov). Internal Revenue Service Form W-8BEN is the version of the Internal Revenue Service Form W-8 that is most likely to apply to non-U.S. shareholders claiming an exemption from backup withholding, but all non-U.S. shareholders should consult a tax advisor to determine which Internal Revenue Service Form W-8 is appropriate.

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER IN PART 1—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:			Give the SOCIAL SECURITY number of:	For this type of account:	Give the SOCIAL SECURITY number of:
1.	An individual’s account		The individual	6. Account of disregarded entity not owned by an individual 7. Account of a valid trust, estate, or pension trust	The owner Legal entity(4)
2.	Joint account of two or more individuals		The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)	8. Account of corporation or LLC electing corporate status	The corporation
4.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor—trustee(1)
				9. Account of association, club, religious, charitable, educational or other tax-exempt organization	The organization
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Accountof sole proprietorship or disregarded entity owned by an individual		The owner(3)	10. Account of partnership or multi-member LLC	The partnership
				11. Account of broker or registered nominee	The broker or nominee

				12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity

1.	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
2.	Circle the minor’s name and furnish the minor’s social security number.
3.	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).
4.	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:	If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR PAYEES THAT DO NOT HAVE A TAXPAYER IDENTIFICATION NUMBER TO GIVE THE PAYER IN PART 1—If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card; Internal Revenue Service Form W-7, Application for IRS Individual Taxpayer Identification Number; or Form SS-4, Application for Employer Identification Number, either online at www.ssa.gov or www.irs.gov, or at the local office of the Social Security Administration or the Internal Revenue Service. Complete and the submit the form according to its instructions. If you are completing the Substitute Form W-9, check the box marked “Awaiting Taxpayer Identification Number” and complete the Certificate of Awaiting Taxpayer Identification Number.

GUIDELINES FOR DETERMINING WHETHER A PAYEE CAN CHECK THE “EXEMPT PAYEE” BOX IN PART 1—If you are exempt from backup withholding, check the “Exempt payee” box and sign and date the form. Generally, individuals are not exempt from backup withholding. Even if you are exempt from backup withholding, you should submit Internal Revenue Service Form W-9 or the Substitute Form W-9 to avoid possible erroneous backup withholding.

Payments over $600 that are required to be reported and direct sales over $5,000 generally are exempt from backup withholding if made to the exempt payees listed at (1) through (7) below. Unless otherwise indicated, all “section” references are to the Internal Revenue Code of 1986, as amended.

Payees exempt from backup withholding on all payments include:

1.	An organization exempt from tax under section 501(a), any Individual Retirement Account (IRA), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

2.	The U.S. or any of its agencies or instrumentalities.

3.	A state, the District of Columbia, a possession of the U.S., or any of their political subdivisions or instrumentalities.

4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities.

5.	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding for certain types of payments include:

6.	A corporation.

7.	A foreign central bank of issue.

8.	A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.

9.	A futures commission merchant registered with the Commodity Futures Trading Commission.

10.	A real estate investment trust.

11.	An entity registered at all times during the tax year under the Investment Company Act of 1940.

12.	A common trust fund operated by a bank under section 584(a).

13.	A financial institution.

14.	A middleman known in the investment community as a nominee or custodian.

15.	A trust exempt from tax under section 664 or described in section 4947.

Privacy Act Notice

Section 6109 requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the Internal Revenue Service. The Internal Revenue Service uses the numbers for identification purposes and to help verify the accuracy of tax returns. It may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. It may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, and to federal law enforcement and intelligence agencies to combat terrorism.

Payees must provide payers with their taxpayer identification numbers whether or not they are required to file a U.S. tax return. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL GUIDANCE REGARDING THE COMPLETION OF SUBSTITUTE FORM W-9, INTERNAL REVENUE SERVICE FORM W-9, OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8, CONTACT YOUR TAX ADVISOR.